SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 10, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On September 10, 2009, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it has received written notification from the U.S. Food and Drug Administration (FDA) that a meeting has been scheduled for September 29, 2009.  The Company’s objective for this meeting is to define the potential options available to the Company to resolve the remaining primary issue necessary for the Company to gain U.S. marketing approval of Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants.

At the upcoming September 29 meeting, the Company intends to discuss with the FDA a limited Surfaxin clinical trial design and whether conducting such trial, while simultaneously employing the fetal rabbit Biological Activity Test (BAT, a quality control and stability release test), could potentially address the key remaining requirement for Surfaxin approval.

The press release is attached as Exhibit 99.1 hereto.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 10, 2009

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and Interim Chief Executive Officer

Date:  September 11, 2009